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                                                                  EXHIBIT 23


              Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63489) pertaining to the Intel Corporation 401(k) Savings Plan and the Intel Corporation Sheltered Employee Retirement Plan Plus of our report dated May 12, 1998, with respect to the financial statements of the Intel Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                                      ERNST & YOUNG LLP

San Jose, California
June 23, 1998